Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) OR 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel Torque Zubeck, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Sun Country Airlines Holdings, Inc. (“Sun Country”) for the year ended December 31, 2025; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2026

/s/ Daniel Torque Zubeck
Daniel Torque Zubeck
Senior Vice President and Chief Financial Officer